UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Standard Exclusive License Agreement between NorthStrive Defense Tech LLC and Licensor

As of June 30, 2026 (the “Effective Date”), NorthStrive Defense Tech LLC (“NorthStrive Defense Tech”), a wholly owned subsidiary of PMGC Holdings Inc. (the “Company”), entered into a Standard Exclusive License Agreement with Know-How (the “License Agreement”) with a certain licensor (“Licensor”). Under the License Agreement, Licensor granted NorthStrive Defense Tech a worldwide, non-transferable, exclusive license (“License”) to make, have made, use, sell, have sold, and import licensed products covered by U.S. Patent No. 12,291,334 and associated know-how in the field of aerospace and defense technologies (such fields, the “Licensed Field”). NorthStrive Defense Tech has the right to grant sublicenses to third parties, subject to the terms of the License Agreement.

NorthStrive Defense Tech has provided Licensor with a development plan, pursuant to which NorthStrive Defense Tech intends to develop and commercialize Licensed Products (as defined below). On or before January 15 of each calendar year, NorthStrive Defense Tech shall provide Licensor with a written development report that describes in detail as of that reporting period, all development and commercialization activities for each Licensed Product and, at least one year before commencement of commercial production of Licensed Products, specifics of planned manufacturing or production, together with an updated Development Plan for the next annual period. NorthStrive Defense Tech’s failure to perform substantially in accordance with the then-current development plan or meet any diligence milestone constitutes, in each case, shall be a material breach of the License Agreement.

In partial satisfaction of its obligations to bring Licensed Products to market, NorthStrive Defense Tech agreed to achieve the diligence milestones set forth in the License Agreement within the time specified for each milestone. NorthStrive Defense Tech may request an extension of any milestone due date, which request Licensor shall consider in good faith, provided that NorthStrive Defense Tech has evidenced commercially reasonable efforts to achieve the milestone by the date due. The milestones in the License Agreement are good-faith projections and are subject to change The parties may adjust timelines by mutual written agreement. Failure to meet a milestone date shall not constitute a breach of the License Agreement provided that NorthStrive Defense Tech has timely requested an extension under Section 3.3(b) of the License Agreement.

In consideration of the License, NorthStrive Defense Tech shall pay to Licensor a non-refundable, non-creditable license issue fee of within thirty (30) days of the Effective Date. NorthStrive Defense Tech shall also pay to Licensor a non-refundable, non-creditable annual license maintenance fee upon each anniversary of the Effective Date, commencing on the first anniversary and ending in the year the first Net Sales (as defined in the License Agreement) of a Licensed Product is achieved.

NorthStrive Defense Tech also agreed to pay royalties to Licensor according to the payment terms set forth in the License Agreement. NorthStrive Defense Tech shall also make certain sublicense payments to Licensor, as further set forth in the License Agreement.

The term of the License Agreement begins on the Effective Date and, unless earlier terminated in accordance with Section 8 of the License Agreement, continues until the date of the last to expire Royalty Term (as defined below, and such term, “Term”). NorthStrive Defense Tech’s obligation to pay royalties under the License Agreement will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of: (a) the last to expire of the Patent Rights (as defined in the License Agreement) covering the Licensed Product in that country; or (b) twelve (12) years from the date of first Net Sale (as defined in the License Agreement) for the Licensed Product in that country (“Royalty Term”). NorthStrive Defense Tech may terminate the License Agreement in whole or, with Licensor’s consent, with respect to a subset of the rights licensed thereunder, without cause at any time after the first anniversary of the Effective Date by giving at least sixty (60) days’ prior written notice to Licensor, and stating the reasons for termination in the notice. Licensor may terminate the License Agreement immediately upon notice to NorthStrive Defense Tech if Licensor does not receive the license issue fee and patent expense reimbursement pursuant to the License Agreement and, if applicable, certificates representing the Equity Interests (as defined in the License Agreement) to be issued to LicensorR pursuant to the License Agreement, within thirty (30) days of the Effective Date. Licensor may terminate the License Agreement upon written notice if the NorthStrive Defense Tech commits a breach and fails to remedy such breach within thirty (30) days after receiving written notice thereof. Licensor may terminate the License Agreement immediately upon notice to NorthStrive Defense Tech upon the occurrence of the second separate default by NorthStrive Defense Tech within any consecutive three-year period for failure to pay any monies due under the License Agreement when due. The License Agreement shall immediately terminate, unless prohibited by applicable law, if the other party enters liquidation, has a receiver or administrator appointed over any assets related to the License Agreement, makes any voluntary arrangement with any of its creditors, or ceases to carry on business, or any similar event under the law of any foreign jurisdiction.

“Know-How” means information and materials existing as of the Effective Date, owned by Licensor, related to the subject matter of the Patent Rights, generated by the Investigator (as defined in the License Agreement) or those working under the Investigator’s direction, and selected by Licensor, including the processes, techniques, data, and materials identified on Appendix A of the License Agreement. If Know-How is provided in the form of: (a) tangible materials, then all progeny and modified and unmodified derivatives of the materials made by or on behalf of NorthStrive Defense Tech or a sublicensee are included within this definition of Know-How; and/or (b) software or other copyrightable work, then all derivative works made by or on behalf of NorthStrive Defense Tech or any sublicensee are included within this definition of Know-How.

“Licensed Products” means any product or process that: (a) is covered in whole or in part by a Valid Claim (as defined in the License Agreement) within the Patent Rights (as defined in the License Agreement); (b) is manufactured by using a process that is covered in whole or in part by a Valid Claim within the Patent Rights and/or (c) that is Know-How or the development, manufacture, use, sale or importation of which incorporates, uses, has used or is derived from Know-How.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Standard Exclusive License Agreement with Know-How between NorthStrive Defense Tech LLC and Licensor.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

+	Portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026

PMGC Holdings, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

3